                                  Exhibit 99.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

     Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, James D. Brown, the Treasurer and Chief Financial Officer of Nutri/System, Inc. (the "Company"), hereby certifies that:

  1) The Company's Form 10-Q Quarterly Report for the period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

  2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company


Dated: November 6, 2002                           /S/ JAMES D. BROWN
                                          -------------------------------------
                                          Treasurer and Chief Financial Officer